Exhibit 99.1
News Release

Date: 10/31/07	Contact: Wes Phillips
Phone: 251.450.4799
EnergySouth Midstream to Acquire Majority Interest in the Mississippi
Hub Natural Gas Storage Company
Company to Seek FERC Approval to Increase Total Storage Capacity to 30 Billion
Cubic Feet at the Mississippi Facility
Houston, TX - EnergySouth Midstream today announced that it had entered into a definitive agreement to acquire the natural gas storage company, Mississippi Hub LLC. The Company said that it and certain funds managed by affiliates of Fortress Investment Group LLC (“the Fortress Funds”), would jointly acquire the Simpson County, Mississippi company. EnergySouth Midstream will own a majority 60% interest and will be the exclusive operating entity for the development, construction, and operation of the facility. The Fortress Funds will own the remaining 40% interest.
“Location is most important to the development of natural gas infrastructure and this facility will rest at the hub of new pipelines and supplies at a time when natural gas storage is growing evermore important to our nation’s natural gas delivery system,” said Ben Reese, President and Chief Operating Officer EnergySouth Midstream, Inc. “We’re very pleased to see this become an EnergySouth Midstream asset,” said Reese.
Currently under construction at the Bond Salt Dome Structure, one of the most northeasterly salt domes in the Mississippi Salt Basin, the Mississippi Hub allows access to traditional gas supplies in the Gulf of Mexico and along the Gulf Coast as well as emerging production from the Barnett Shale, east Texas and northern Louisiana. EnergySouth Midstream believes the facility’s advantageous location also places storage operations in close proximity to interstate pipelines and pipeline expansion projects accessing major natural gas markets including: SONAT, Crosstex, SESH, Transco, GulfSouth, and the KinderMorgan/Energy Transfer Partners Midcontinent Express.

EnergySouth Midstream also said that it will seek to amend the Federal Energy Regulatory Commission (FERC) permits currently held by the Mississippi Hub. “FERC permits allow the construction and operation of two salt dome caverns with a combined total working gas capacity of 12.0 Bcf,” said Reese. “We will develop those permitted caverns, and we will seek permits to expand the facility’s total working gas capacity to 30 Bcf through the construction and development of two additional caverns,” said Reese.
An entity owned jointly by EnergySouth Midstream and the Fortress Funds will pay a total of approximately $140 million to acquire the Mississippi Hub, subject to the satisfaction of conditions in the acquisition agreements. Financing for EnergySouth Midstream’s portion of the cost has been arranged by its parent company, EnergySouth Inc., which has obtained lending commitments for a new credit facility from a syndicate of lenders, subject to a definitive agreement. The Company anticipates the acquisition transaction to be completed by the end of the year.
EnergySouth Midstream, Inc. is a subsidiary of EnergySouth, Inc. (NASDAQ: ENSI, www.energysouth.com). EnergySouth, Inc. is the parent company of a group of energy related subsidiaries operating in the midstream and distribution segments of the natural gas industry.
Cautionary Note Regarding Forward-Looking Statements — Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not historical facts, but instead represent only beliefs regarding future events, many of which, by their nature, are inherently uncertain. In addition, new risks and uncertainties emerge from time to time, and it is not possible to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Accordingly, persons reading this press release should not place undue reliance on any forward-looking statements contained in this press release. No assurance can be given that the expectations of any forward-looking statement will be obtained. Such forward-looking statements speak only as of the date of this press release. Any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in expectations with regard thereto or any change in events, conditions or circumstances on which any statement is based expressly disclaimed.
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